Exhibit 5.1

12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
Tel: +858.523.5400 Fax: +858.523.5450 www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
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March 27, 2008	London	San Francisco
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	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, CA 92121
     Re: Registration Statement on Form S-4; Exchange Offer for $350,000,000 Aggregate Principal Amount of Senior Notes
Ladies and Gentlemen:
     We have acted as special counsel to Cricket Communications, Inc., a Delaware corporation (the “Company”), in connection with the issuance of up to $350,000,000 aggregate principal amount of 9.375% Senior Notes due 2014 (the “Exchange Notes”), and the guarantees of the Exchange Notes (the “Guarantees”) by Leap Wireless International, Inc., a Delaware corporation (“Leap”), and each of the entities listed on Schedule I hereto (each a “Guarantor”, and, collectively, the “Guarantors”), under the Indenture dated as of October 23, 2006 (as supplemented, the “Indenture”), including the Guarantees, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2008 (the “Registration Statement”). The Exchange Notes and Guarantees will be issued in exchange for the Company’s outstanding 9.375% Senior Notes due 2014 (the “Outstanding Notes”) on the terms set forth in the prospectus contained in the Registration Statement and the letter of transmittal filed as an exhibit thereto. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and Guarantees.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of

Cricket Communications, Inc.
March 27, 2008

Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
          With respect to the opinion expressed herein, to the extent it involves matters arising under the laws of the State of Tennessee, we have with your consent relied exclusively on the opinion of Boult, Cummings, Conners & Berry PLC, a copy of which is attached hereto as Exhibit A, subject to all of the assumptions, limitations and qualifications set forth therein.
          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. The Exchange Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued, authenticated and delivered by or on behalf of the Company in accordance with the terms of the Indenture against the due tender and delivery to the Trustee of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. The Guarantees of each of the Guarantors listed on Schedule I hereto have been duly authorized by all necessary corporate or limited liability company action, as applicable, of each respective Guarantor, and when executed in accordance with the terms of the Indenture and upon due execution, issuance, authentication and delivery of the Exchange Notes by or on behalf of the Company in accordance with the terms of the Indenture against the due tender and delivery to the Trustee of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, each of the Guarantees will be the legally valid and binding obligation of the respective Guarantor, enforceable against such Guarantor in accordance with its terms.
          Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 4.06 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) provisions purporting to make a guarantor primarily liable rather than as a surety and (f) the severability, if invalid, of provisions to the foregoing effect.

Cricket Communications, Inc.
March 27, 2008

     We express no opinion with respect to: (i) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (ii) waivers of broadly or vaguely stated rights; (iii) covenants not to compete; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; and (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property.
     With your consent, we have assumed: (a) that the Indenture, the Guarantees and the Exchange Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
                  /s/ Latham & Watkins LLP

SCHEDULE I
Chasetel Real Estate Holding Company, Inc.
Cricket Licensee (Reauction), Inc.
Cricket Licensee I, Inc.
Cricket Alabama Property Company
Cricket Arizona Property Company
Cricket Arkansas Property Company
Cricket California Property Company
Cricket Colorado Property Company
Cricket Florida Property Company
Cricket Georgia Property Company, Inc.
Cricket Idaho Property Company
Cricket Illinois Property Company
Cricket Indiana Property Company
Cricket Kansas Property Company
Cricket Kentucky Property Company
Cricket Michigan Property Company
Cricket Minnesota Property Company
Cricket Mississippi Property Company
Cricket Nebraska Property Company
Cricket Nevada Property Company
Cricket New Mexico Property Company
Cricket New York Property Company, Inc.
Cricket North Carolina Property Company
Cricket Ohio Property Company
Cricket Oklahoma Property Company
Cricket Oregon Property Company
Cricket Pennsylvania Property Company
Cricket Texas Property Company
Cricket Utah Property Company
Cricket Washington Property Company
Cricket Wisconsin Property Company
Cricket Licensee 2007, LLC

EXHIBIT A
Legal Opinion of Boult, Cummings, Conners & Berry PLC
March 27, 2008
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, CA 92121
     Re: $350,000,000 Aggregate Principal Amount of Senior Notes
Ladies and Gentlemen:
     We have acted as special Tennessee counsel to Cricket Communications, Inc., a Delaware corporation (the “Company”) and its wholly owned subsidiary Chasetel Real Estate Holding Company, Inc. (“Chasetel”), a Tennessee corporation, in connection with the issuance of up to $350,000,000 aggregate principal amount of 9.375% Senior Notes due 2014 (the “Notes”), and the guarantees of the Notes (the “Guarantees”) by Leap Wireless International, Inc., a Delaware corporation (“Leap”), and each of the entities listed on Schedule I hereto, under the Indenture dated as of October 23, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2008, (the “Registration Statement”).
     We understand that the Notes and Guarantees will be issued on the terms set forth in the prospectus contained in the Registration Statement and the letter of transmittal filed as an exhibit thereto. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act in order to allow Latham & Watkins LLP to render its opinion. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus.
     In addition, as such special counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. With your consent, we have relied upon the foregoing and upon certificates of government offices and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
     We are opining herein as to the internal laws of the State of Tennessee and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any

Cricket Communications, Inc.
March 27, 2008

state. Various issues concerning the laws of the States of New York, Delaware and California are addressed in the opinion of Latham and Watkins, LLP, which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. Chasetel is a corporation, which is duly organized, in good standing and validly existing under the laws of the State of Tennessee. Chasetel has the corporate power and authority to execute and deliver the Guarantees to which it is a party. The execution, delivery and performance by Chasetel of the Guarantees to which it is a party have been duly authorized by all necessary corporate action on the part of Chasetel. All consents, authorizations and approvals required by the organizational documents of Chasetel in connection with Chasetel’s execution, delivery and performance of the Guarantees to which it is a party have been obtained.
     The foregoing opinions are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.06 of the Indenture. We have also assumed that Chasetel is not insolvent and is not rendered insolvent by the transactions contemplated herein.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you, Latham & Watkins LLP and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws.
Very truly yours,
                                              /s/ Boult, Cummings, Conners & Berry PLC

SCHEDULE I
Chasetel Real Estate Holding Company, Inc.
Cricket Licensee (Reauction), Inc.
Cricket Licensee I, Inc.
Cricket Alabama Property Company
Cricket Arizona Property Company
Cricket Arkansas Property Company
Cricket California Property Company
Cricket Colorado Property Company
Cricket Florida Property Company
Cricket Georgia Property Company, Inc.
Cricket Idaho Property Company
Cricket Illinois Property Company
Cricket Indiana Property Company
Cricket Kansas Property Company
Cricket Kentucky Property Company
Cricket Michigan Property Company
Cricket Minnesota Property Company
Cricket Mississippi Property Company
Cricket Nebraska Property Company
Cricket Nevada Property Company
Cricket New Mexico Property Company
Cricket New York Property Company, Inc.
Cricket North Carolina Property Company
Cricket Ohio Property Company
Cricket Oklahoma Property Company
Cricket Oregon Property Company
Cricket Pennsylvania Property Company
Cricket Texas Property Company
Cricket Utah Property Company
Cricket Washington Property Company
Cricket Wisconsin Property Company
Cricket Licensee 2007, LLC